                                  Exhibit 10.1
                                  ------------

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT
                            Dated as of June 13, 1999


     SPEEDUS.COM, Inc., a Delaware corporation (the "Company"), hereby agrees with NEXTLINK Communications, Inc., a Delaware corporation (the "Investor") as follows:

Section 1. AUTHORIZATION OF COMMON STOCK

     The Company has authorized 40,000,000 shares, $.01 par value per share, of Common Stock (the "Common Stock").

Section 2. PURCHASE AND SALE OF STOCK

     (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Investor's representations set forth below, on the Closing Date (as defined below) the Company shall sell to the Investor, and the Investor shall purchase from the Company 2,000,000 shares of Common Stock, and at the aggregate cash purchase price of $10.00 per share (the "Purchase Price") (the "Shares"). Such sale and purchase shall be effected on the Closing Date by the Company executing and delivering to the Investor, duly registered in its name, a duly executed stock certificate evidencing Shares being purchased by it, against delivery by the Investor to the Company of the Purchase Price by wire transfer of immediately available funds to such account as the Company shall designate not less than three Business Days prior to the Closing Date.

     (b) The closing of such sale and purchase (the "Closing") shall take place at 10:00 A.M., New York City time, on the third business day following the date on which all conditions set forth in Sections 6 and 7 below have been satisfied or waived, or such other date as the Investor and the Company agree in writing (the "Closing Date"), at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, or such other location as the Investor and the Company shall mutually select.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor that:

     3.1 Corporate Organization

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Attached hereto as Exhibits A and B, respectively, are true and complete copies of the Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

     (b) The Company has all requisite power and authority and has all necessary approvals, licenses, permits and authorization to own its properties and to carry on its business as now conducted.

     (c) The Company has filed all necessary documents to qualify to do business as a foreign corporation in, and the Company is in good standing under the laws of, each jurisdiction in which the conduct of the Company's business or the nature of the property owned requires such qualification, except where the failure to so qualify would not have a material adverse affect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

     3.2 Subsidiaries

     Except as set forth on Schedule 3.2, the Company has no Subsidiaries and no interests or investments in any partnership, trust or other entity or organization. Each Subsidiary of the Company listed on Schedule 3.2 has been duly organized and validly existing under the laws of the jurisdiction of its organization, has the power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization; all of the issued and outstanding equity interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity. Company owns directly or indirectly, all of the issued and outstanding capital stock and equity interests of each of its Subsidiaries.

     3.3 Capitalization

     (a) On the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, of which 17,666,959 are issued and outstanding, and 20,000,000 shares of preferred stock, par value $.01 per share, of which none are issued and outstanding.

     (b) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable. Upon issuance, sale and delivery as contemplated by this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights.

     (c) Except for the conversion rights which attach to the warrants, options and convertible securities which are listed on Schedule 3.3 hereto, on the Closing Date there will be no shares of Common Stock or any other equity security of the Company issuable upon conversion or exchange of any security of the Company nor will there be any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock nor will the Company be contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares. No shareholder of the Company is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company.

     3.4 Corporate Proceedings, etc.

     The Company has authorized the execution, delivery, and performance of this Agreement and each of the transactions and agreements contemplated hereby. No other corporate action (including shareholder approval) is necessary to authorize such execution, delivery and performance of this Agreement, and upon such execution and delivery of this Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity. The Company has authorized the issuance and delivery of the Shares in accordance with this Agreement.

     3.5 Consents and Approvals

     The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby do not require the Company or any of its Subsidiaries to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

     3.6 Absence of Conflicts, etc.

     The execution and delivery of this Agreement does not, and the fulfillment of the terms hereof by the Company, and the issuance of the Shares will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement of the Company or any of its Subsidiaries (collectively the "Material Contracts"), or the Organizational Documents, or any rule or regulation of any court or federal, state or foreign regulatory board or body or administrative agency having jurisdiction over the Company or any of its Subsidiaries or over their respective properties or businesses.

     3.7 SEC Reports; Financial Statements

     (a) The Company has furnished the Investor with true and complete copies of the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and December 31, 1998, as filed with the SEC, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as filed with the SEC, and (iii) proxy statements related to all meetings of its shareholders (whether annual or special) held since January 1, 1997 that the Company was required to file with the SEC since that date (clauses (i) through (iii) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports were duly filed and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements of the Securities Act and with the published rules and regulations of the SEC with respect thereto. The financial statements included in the Company SEC Reports
(i) have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto), (ii) present fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the dates thereof and the results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder, and (iii) are in all material respects, in accordance with the books of account and records of the Company except as indicated therein.

     3.8 Absence of Certain Developments

     Except as disclosed in the Company SEC Reports, since March 31, 1999 there has been no (i) material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or in their assets, liabilities, properties, or business or prospects, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (iii) except as disclosed on Schedule 3.8, issuance of capital stock (other than pursuant to the exercise of options, warrants, or convertible securities outstanding at such date) or options, warrants or rights to acquire capital stock (other than the rights granted to the Investor hereunder or as set forth on Schedule 3.3), (iv) material loss, destruction or damage to any property of the Company or any Subsidiary, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, (vi) labor trouble involving the Company or any Subsidiary or any material change in their personnel or the terms and conditions of employment, (vii) waiver of any valuable right, (viii) loan or extension of credit to any officer or employee of the Company or any Subsidiary or (ix) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business.

     3.9 Compliance with Law

     (a) Neither the Company nor any of its Subsidiaries is in material violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation laws or regulations relating to the environment or to occupational health and safety, and no material expenditures are or will be required in order to cause its current operations or properties to comply with any such law, ordinances, governmental rules or regulations.

     (b) The Company and its Subsidiaries have all licenses, permits, franchises or other governmental authorizations necessary to the ownership of their property or to the conduct of their respective businesses, which if violated or not obtained would reasonably be likely to have a Material Adverse Effect. Neither the Company nor any Subsidiary has finally been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business.

     3.10 Litigation

     Except as set forth on Schedule 3.10 or as disclosed in the Company SEC Reports, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any Subsidiary or any of their respective properties, assets or businesses, except for actions, suits, arbitrations, investigations, inquiries or proceedings that would not reasonably be likely to have a Material Adverse Effect. The Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (whether federal, state, local or foreign).

     3.11 Absence of Undisclosed Liabilities

     Neither the Company nor any of its Subsidiaries has any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to the Company) arising out of any transaction entered into at or prior to the Closing, except liabilities disclosed in the Company SEC Reports, liabilities incurred in the ordinary course of business since March 31, 1999, and obligations under Material Contracts to which the Company or any of its Subsidiaries are a party, none of which (individually or in the aggregate) would have a Material Adverse Effect.

     3.12 Tax Matters

     The Company and its Subsidiaries have filed all material tax returns in all jurisdictions in which such returns are required to have been filed by them and have paid all taxes, assessments, fees and governmental charges due and payable with respect to such returns to the extent the same have become due and payable and before they have become delinquent, other than those being contested in good faith by appropriate means and with respect to which the Company or a Subsidiary, as the case may be, has set aside on its books adequate reserves in conformity with GAAP.

     3.13 Title to Properties

     Except as disclosed in the Company SEC Reports, the Company and its Subsidiaries have good title to their properties and assets and good title to their respective real properties and own free and clear of any mortgage, pledge, lien, lease, encumbrance or charge their respective other properties reflected in the consolidated balance sheet as at March 31, 1999.

     3.14 Registration Rights

     Except as set forth on Schedule 3.14 and as provided by Section 8, the Company will not, as of the Closing Date, be under any obligation to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act").

     3.15 Private Offering

     Except as disclosed on Schedule 3.15, neither the Company nor anyone acting on its behalf has sold or has offered any of the Shares for sale to, or solicited offers to buy from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Investor. Neither the Company nor anyone acting on its behalf shall offer the Shares for issue or sale to, or solicit any offer to acquire any of the same from, anyone so as to bring the issuance and sale of such Shares, or any part thereof, within the provisions of Section 5 of the Securities Act. Based upon the representations of the Investor set forth in Section 4, the offer, issuance and sale of the Shares are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     3.16 Brokerage

     Except as set forth on Schedule 3.16, there are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company and the Company agrees to indemnify and hold the Investor harmless against any costs or damages incurred as a result of any such claim, including but not limited to claims for commissions or fees described on
Schedule 3.16.

Section 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     The Investor represents and warrants to the Company as follows:

     (a) It is acquiring the Shares for its own account for investment and not with a view towards the resale, transfer or distribution thereof, nor with any present intention of distributing the Shares, but subject, nevertheless, to any requirement of law that the disposition of the Investor's property shall at all times be within the Investor's control, and without prejudice to the Investor's right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.

     (b) It has full power and legal right to execute and deliver this Agreement and to perform its obligations hereunder.

     (c) It is a validly existing corporation, duly organized under the laws of Delaware.

     (d) It has taken all action necessary for the authorization, execution, delivery, and performance of this Agreement and its obligations hereunder, and, upon execution and delivery by the Company, this Agreement shall constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

     (e) There are no claims for brokerage commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Investor and the Investor agrees to indemnify and hold the Company harmless against any costs or damages incurred as a result of any such claim.

     (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Shares contemplated hereby.

Section 5. ADDITIONAL COVENANTS OF THE PARTIES

     5.1 Resale of Securities

     (a) The Investor covenants that it will not sell or otherwise transfer the Shares except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

     (b) The certificates evidencing the Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

     "The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder."

     5.2 HSR Filing

     Investor and Company shall use commercially reasonable efforts to make all necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the related rules and regulations (the "HSR Act") within ten (10) business days following the date of this Agreement. The filing fees associated with the filings required under the HSR Act shall be paid 50%/50% by Investor and Company.

     5.3 Covenants Pending Closing

     Pending the Closing the Company will not, without the Investor's prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Company will promptly advise the Investor of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance.

     5.4 Further Assurance

     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

Section 6. INVESTOR'S CLOSING CONDITIONS

     The obligation of the Investor to purchase and pay for the Shares on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Company of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     6.1 Representations and Warranties

     The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     6.2 Compliance with Agreement

     The Company shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or on the Closing Date.

     6.3 HSR Compliance

     Any applicable waiting period under the HSR Act shall have expired without action taken to prevent the consummation of the transactions contemplated herein.

     6.4 Officer's Certificate

     The Investor shall have received a certificate, dated the Closing Date, signed by each of the President and the Chief Operating Officer of the Company, certifying that the conditions specified in the foregoing Sections 6.1 and 6.2 hereof have been fulfilled.

     6.5 Due Diligence

     Investor will be satisfied, in its sole discretion, with the findings of its due diligence investigation relating to the Company's LMDS licenses. Investor will complete this investigation not later than June 27, 1999.

     6.6 Counsel's Opinion

     The Investor shall have received from the Company's counsel, Willkie Farr & Gallagher, an opinion, dated the Closing Date, substantially to the effect that:

          (i) The Company and each of its Subsidiaries are duly organized and validly existing in good standing under the laws of Delaware.

          (ii) Section 3.3(a) of the Agreement accurately sets forth the authorized and issued capital stock of the Company.

          (iii) Except for the warrants, options and convertible securities listed on Schedule 3.3 hereto, to the best knowledge of such counsel, there are no shares of Common Stock issuable upon conversion of any security of the Company nor are there any rights, options or warrants outstanding or other agreements to acquire shares of Common Stock from the Company or equity interests in any of its Subsidiaries, nor is the Company or any of its Subsidiaries contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares of Common Stock or other equity interests. Except as disclosed in Schedule 3.3, no shareholder of the Company or owner of an interest in any Subsidiary is entitled to any statutory preemptive right or, to the best knowledge of such counsel, other similar rights to subscribe for shares of capital stock of the Company or equity interests in any Subsidiary.

          (iv) All the outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable. When issued in accordance with the terms of this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company, free of all preemptive or similar rights and entitled to the rights therein described.

          (v) The Company has duly authorized the execution, delivery, and performance of this Agreement and each of the transactions and agreements contemplated thereby, and no other corporate action is necessary to authorize such execution, delivery or performance. This Agreement has been duly executed and delivered on behalf of the Company and constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (vi) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby do not require the Company to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except such as have been duly obtained or made, as the case may be, and are in full force and effect.

          (vii) The execution and delivery of this Agreement does not, and the fulfillment of the terms hereof by the Company and the issuance of the Shares will not, (A) result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or other material agreement to which the Company or any of its Subsidiaries is a party and of which such counsel is aware, (B) violate the Organizational Documents, or any federal or state law, rule or regulation known to such counsel of any court or federal, state or other regulatory board or body or administrative agency having jurisdiction over the Company or over its properties or businesses or (C) conflict with or constitute a default under any judgment, writ, decree or order known to such counsel to be applicable by its terms to the Company or any of its Subsidiaries.

          (viii) The issuance and sale of the Shares do not require registration under Section 5 of the Securities Act or qualification under any state securities or Blue Sky laws.

     6.7 Injunction

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     Section 7. COMPANY CLOSING CONDITIONS

     The obligation of the Company to issue and deliver the Shares on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Investor of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:

     7.1 Representations and Warranties

     The representations and warranties of the Investor contained in this Agreement shall be true on and as of the Closing Date as though such warranties and representations were made at and as of such date, except as otherwise affected by the transactions contemplated hereby.

     7.2 HSR Compliance

     Any applicable waiting period under the HSR Act shall have expired without action taken to prevent the consummation of the transactions contemplated herein.

     7.3 Compliance with Agreement

     The Investor shall have performed and complied with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.

     7.4 Investor's Certificates

     The Company shall have received a certificate from the Investor, dated the Closing Date, signed by a duly authorized representative of the Investor, certifying that the conditions specified in the foregoing Sections 7.1 and 7.2 hereof have been fulfilled.

     7.5 Injunction

     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

     Section 8. REGISTRATION RIGHTS

     8.1 Definitions

     As used in this Section 8:

     (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     (b) the term "Registrable Securities" means (i) the Shares and (ii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares;

     (c) the term "Holder" shall mean the Investor or any other holder of the Registrable Securities;

     (d) the term "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

     (e) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 8.2 and 8.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

     (f) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders in an amount not to exceed $15,000.

     8.2 Requested Registration

     (a) Request for Registration. If the Company shall receive from an Initiating Holder on or after April 30, 2000 a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

          (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders of Registrable Securities; and

          (ii) as soon as reasonably practicable, use reasonable best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 10 business days after written notice from the Company is given under Section 8.2(a)(i) above; provided that the Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 8.2: (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; (B) After the Company has effected two (2) such registrations pursuant to this Section 8.2 and such registrations have been declared or ordered effective; or (C) If the Registrable Securities requested by all Holders to be registered pursuant to such request do not have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $15,000,000.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 8.2(b) below, include other securities of the Company which are held by Persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration.

     (b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 8.2.

     If holders of securities of the Company other than Registrable Securities who are entitled, by contract with the Company or otherwise, to have securities included in such a registration (the "Other Stockholders") request such inclusion, the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 8. The Holders whose shares are to be included in such registration and the Company shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders and reasonably acceptable to the Company.

     Notwithstanding any other provision of this Section 8.2, if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. If, after the exclusion of such shares, further reductions are still required, the number of shares included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of shares held by such

Holder), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Holders or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include its securities for its own account in such registration if the representative so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

     8.3 Company Registration.

     (a) Inclusion in Registration. If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

          (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 8.3(b) below. Such written request may specify all or a part of the Holders' Registrable Securities.

     (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to
Section 8.3(a)(i). In such event, the right of each of the Holders to registration pursuant to this Section 8.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein; provided, however, that the Investor shall not be required to participate in such underwriting if the Investor notifies the Company that it is seeking registration of its shares solely to enable it to distribute such shares to its partners. The Holders whose shares are to be included in such registration (other than the Investor, if the Investor elects not to participate in such underwriting) shall (together with the Company and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 8.3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to the extent so required. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities of the Company held by Other Stockholders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of shares held by such Holder), by such minimum number of shares as is necessary to comply with such limitation. If any of the Holders or any Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     8.4 Expenses of Registration

     All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 8 shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by any of the Holders, as applicable, the registration statement does not become effective, in which case each of the Holders and Other Stockholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and provided, further, that such registration shall not be counted as a registration pursuant to Section 8.2(a)(ii)(B).

     8.5 Registration Procedures

     (a) In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

          (i) keep such registration effective for a period of one hundred twenty (120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (A) such 120-day period shall be extended for a period of time equal to the period during which the Holders, as applicable, refrain from selling any securities included in such registration in accordance with provisions in this section hereof; and
     (B) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

          (ii) furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request.

     (b) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of the Holders of the Registrable Securities to make sales pursuant to any registration statement otherwise required to be prepared, filed and kept effective by it under this Section 8; provided, however, that the duration of such postponement or suspension may not exceed 90 days after the date of the determination of the Board referred to in the next sentence.

     Such postponement or suspension may only be effected if the Board determines in good faith that the filing or effectiveness of, or sales pursuant to, such registration statement would have or cause a materially adverse impact or effect on the Company or the market perception of the Company, materially impede, delay or interfere with any significant financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company or any of its affiliates or require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential. If the Company shall so postpone the filing or effectiveness of, or suspend the rights of the Holders of the Registrable Securities to make sales pursuant to, a registration statement, it shall, as promptly as possible, notify the Holders of the Registrable Securities of such determination and the Holders of the Registrable Securities shall (y) have the right, in the case of a postponement of the filing or effectiveness of a registration statement to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period referred to in Section 8.5(a)(i) hereof equal to the number of days of the suspension.

     8.6 Indemnification

     (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

     (b) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each Other Stockholder and each of their officers, directors, and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Stockholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder of securities sold as contemplated herein.

     (c) Each party entitled to indemnification under this Section 8.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

     (d) If the indemnification provided for in this Section 8.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

     (f) The foregoing indemnity agreement of the Company and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

     8.7 Information by the Holders

     Each of the Holders holding securities included in any registration shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as may be required to be disclosed in connection with any registration, qualification or compliance referred to in this Section 8.

     8.8 Rule 144 Reporting

     With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

          (i) cause public information with respect to the Company to be available as those terms are understood and defined in Rule 144 under the Securities Act;

          (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (iii) so long as the Holder owns any Registrable Securities, furnish to the Holder upon request, a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

     8.9 Termination.

     The registration rights set forth in this Section 8 shall not be available to any Holder if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)).

Section 9. COVENANTS

     9.1 Board Nominees

     The Company will use all reasonable efforts (including an interim appointment to fill an existing vacancy), subject to fiduciary duties under applicable law, to cause the election to its Board of Directors of one qualified person, who may be an officer of the Investor, and to cause such person, or any successor designated by the Investor, to remain in such office so long as the Investor continues to own at least 75% of the number of shares of the Company Common Stock initially purchased hereunder (with appropriate adjustments for stock splits, stock dividends, and the like). At any time after the Investor shall have Transferred more than 25% of such stock, if the Company so requests, it will use its reasonable efforts to cause the resignation of its designated director from the Company's Board, if so requested to do so by a majority of the remaining members of Company's Board.

     9.2 Standstill

     (a) The Investor hereby agrees that, for a period of five years from the date of this Agreement, neither the Investor nor any other Person acting in concert with the Investor will, directly or indirectly for its own account, without the prior written consent of the Company's Board of Directors:

          (1) acquire any voting securities or direct or indirect rights to acquire any voting securities of the Company in excess of the Maximum Amount;

          (2) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies" to vote (as such terms are used in the rules under the Exchange Act), or seek to advise or influence any person or entity (other than the Company's founding Shareholders) with respect to the voting of any voting securities of the Company;

          (3) make any public announcement with respect to any transaction or proposed or contemplated transaction between the Company or any of its security holders and the Investor, including, without limitation, any tender or exchange offer, merger or other business combination or acquisition of a material portion of the assets of the Company;

          (4) publicly request the Company, directly or indirectly, to amend or waive any provisions of this Section 9.2; or

          (5) disclose any intention, plan or arrangement regarding any of the matters referred to in clauses (1), (2), (3) or (4).

     (b) The Investor acknowledges that money damages would not be sufficient remedy for any breach of this Agreement by it and that in addition to all other remedies the Company shall be entitled to specific performance and injunctive and other equitable relief as a remedy for any such breach, and the Investor further agrees to waive any requirement for the securing or posting of any bond in connection with such remedy.

     (c) Notwithstanding the foregoing provisions, the provisions of this
Section 9.2 shall terminate at such time as Shant S. Hovnanian and Vahak S. Hovnarian collectively own or have the power to vote less than 25% of the Company's Common Stock.

     9.3 Restrictions on Transfer

     (a) The Investor shall not Transfer any of the Shares owned by it (i) during the one (1) year period following Closing, and (ii) unless the Investor (hereinafter referred to as the "Transferor") shall have first made the offers to sell to the Company contemplated by this Section 9.3, and such offers shall not have been accepted.

     (b) Copies of the Transferor's offer shall be given to the Company and shall consist of an offer to sell to the Company all of the Securities then proposed to be transferred by the Transferor (the "Subject Securities") and the proposed terms (including the price for the Subject Securities) of such Transfer (a "Sale Notice").

     (c) Within 15 Business Days after the receipt of the offer described in
Section 9.3(b), the Company may, at its option, elect to purchase all, but not less than all, of the Subject Securities. The Company shall exercise such option by giving written notice thereof to the Transferor within such 15-Business Day period (the "Exercise Notice"). The Exercise Notice shall specify a date for the closing of the purchase which shall not be more than 45 days after the date of the giving of such Exercise Notice.

     (d) The purchase price per share for the Subject Securities shall be the price specified by the Transferor in the Sale Notice. If the offer of Subject Securities under this Section 9.3 is for consideration other than cash or cash plus deferred payments of cash, the Company shall pay the cash equivalent of such other consideration. If the Transferor and the Company cannot agree on the amount of such cash equivalent within 15 days after the beginning of the 15-Business Day period referred to above, any of such parties may, by three days' written notice to the other, initiate appraisal proceedings under Section 9.3(e) for determination of such cash equivalent.

     (e) If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Securities under
Section 9.2(d), then the Transferor, on the one hand, and the Company, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally-recognized investment banking firm. Each appraiser shall, within 30 days of appointment, separately investigate the value of the consideration for the Subject Securities as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. Each appraiser shall be instructed to determine such value without regard to income tax consequences to the Transferor as a result of receiving cash rather than other consideration. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within 10 days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm. The third appraiser shall, within 30 days of his appointment, appraise the value of the consideration for the Subject Securities (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Company shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Company.

     (f) The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 9.3(d) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Company the instruments or certificates evidencing the Subject Securities to be conveyed, duly endorsed and in negotiable form with all the requisite documentary stamps affixed thereto.

     (g) If the offer to sell is not accepted by the Company, the Transferor may make a bona fide Transfer to any Person in accordance with the terms set forth in the Sale Notice, provided that (A) such Transfer shall be made only in accordance with the terms therein stated and (B) if the transferee would own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 10% of the outstanding Common Stock, the transferee agrees, in writing, to be bound by the provisions of Section 9.2 and this Section 9.3. If the Transferor shall fail to make such Transfer within 180 days following the expiration of the time hereinabove provided for the election by the Company, such Subject Securities shall again become subject to all the restrictions of this Section 9.3.

     (h) The provisions of this Section 9.3 shall not apply to (i) Transfers of Shares made after the fifth anniversary of the Closing Date, (ii) Transfers of Shares by the Investor to an Affiliate of the Investor (provided such Affiliate agrees in writing to be bound by the terms of this Agreement), (iii) sales of Shares pursuant to an underwritten public offering designed to achieve a broad distribution, (iv) sales of Securities made pursuant to Rule 144 under the Securities Act, or (vi) Transfers of Securities made pursuant to a merger, consolidation or similar transaction approved by the Board of Directors.

     (i) Notwithstanding the foregoing provisions, the provisions of this
Section 9.3 shall terminate at such time as Shant S. Hovnanian and Vahak S. Hovnanian collectively own or have the power to vote less than 25% of the Company's Common Stock.

     9.4 Financial and Business Information

     From and after the date hereof, the Company shall deliver to the Investor, so long as the Investor owns beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 75% of the number of shares of the Company's Common Stock purchased under this Agreement (with appropriate adjustments for stock splits, stock dividends and the like), the following statements, reports and information to the extent that the same is prepared or received by the
Company:

     (a) Monthly and Quarterly Statements - as soon as practicable, and in any event within 30 days after the close of each month of each fiscal year of the Company in the case of monthly statements and 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company in the case of quarterly statements, a consolidated balance sheet, statement of income and statement of cash flows of the Company and any Subsidiaries as at the close of such month or quarter and covering operations for such month or quarter, as the case may be, and the portion of the Company's fiscal year ending on the last day of such month or quarter, all in reasonable detail and prepared in accordance with GAAP, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year. The Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

     (b) Annual Statements - as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, duplicate copies of:

          (1) consolidated and consolidating balance sheets of the Company and any Subsidiaries at the end of such year; and

          (2) consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and any Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the financial position of the Company and any Subsidiaries on a consolidated basis and have been prepared in accordance with GAAP (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and the Company shall also provide comparisons of each pertinent item to the budget referred to in subsection (c) below.

     (c) Audit Reports - promptly upon receipt thereof, one copy of each other financial report and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

     (d) Other Reports - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company or any of its Subsidiaries to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company or any Subsidiary with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar to the SEC, of any press release issued by the Company or any Subsidiary, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company or any Subsidiary.

     (e) Requested Information - with reasonable promptness, the Company shall furnish the Investor with such other data and information as from time to time may be reasonably requested.

     9.5 Inspection

     As long as Investor, or one of its subsidiaries, continues to own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) at least 75% of the number of shares of the Company's Common Stock purchased under this Agreement (with appropriate adjustments for stock splits, stock dividends and the like), the Company shall permit the Investor, its nominee, assignee, and its representative to visit and inspect any of the properties of the Company and its Subsidiaries, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with the Investor, its nominees, assignees and representatives the finances and affairs of the Company and any Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

     9.6 Confidentiality

     As to so much of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Sections
9.1 and 9.2 hereof) as constitutes or contains confidential business, financial or other information of the Company or any Subsidiary, the Investor covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to Persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that the Investor may disclose or deliver any information or other material disclosed to or received by it should the Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order. In the event of any termination of this Agreement prior to the Closing Date, the Investor shall return to the Company all confidential material previously furnished to the Investor or its officers, directors, partners, employees, counsel, accountants and other representatives in connection with this transaction. For purposes of this Section 9.6, "due care" means at least the same level of care that the Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

     9.7 Conduct of Business and Maintenance of Existence

     The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company shall require all of its employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

     9.8 Compliance with Laws

     The Company and its Subsidiaries will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, operations, prospects or financial condition of the Company.

     9.9 Insurance

     The Company will maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies of similar size and credit standing engaged in similar business and owning similar properties, provided that such insurance is and remains available to the Company at commercially reasonable rates.

     9.10 Keeping of Books

     The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

     9.11 Lost, etc. Certificates Evidencing Shares; Exchange

     Upon receipt by the Company's transfer agent of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any Shares owned by the Investor, and (in the case of loss, theft or destruction) of an indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company's transfer agent will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Upon surrender of any certificate representing any Shares for exchange at the office of the Company's transfer agent, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of Shares or shares of Common Stock, as the case may be, represented by the certificate so surrendered and registered as such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of the Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided for in this Section 9.11.

Section 10. INTERPRETATION OF THIS AGREEMENT

     10.1 Terms Defined

     As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     Affiliate: means any Person or entity, directly or indirectly, controlling, controlled by or under common control with such Person or entity.

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

     Closing: shall have the meaning set forth in Section 2(a).

     Closing Date: shall have the meaning set forth in Section 2(a).

     Code: shall mean the Internal Revenue Code of 1986, as amended.

     Common Stock: shall have the meaning set forth in Section 1.

     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.

     GAAP: shall mean generally accepted accounting principles from time to time in the United States.

     Material Adverse Effect: shall have the meaning set forth in Section 3.1.

     Maximum Amount: shall mean 1,000,000.

     Person: shall mean an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     SEC: shall mean the Securities and Exchange Commission.

     Securities Act: shall mean the Securities Act of 1933, as amended.

     Subsidiary: shall mean any entity or venture of which a Person owns, directly or indirectly, more than 10% of the Voting Stock or other equity interests.

     Transfer: shall mean any sale, transfer or other disposition.

     Voting Stock: shall mean securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     10.2 Accounting Principles

     Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. generally accepted accounting principles at the time in effect, to the extent applicable.

     10.3 Directly or Indirectly

     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     10.4 Governing Law

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

     10.5 Paragraph and Section Headings

     The headings of the Sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

Section 11. MISCELLANEOUS

     11.1 Notices

     (a) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

          (1) if to the Investor, marked for attention of R. Bruce Easter, Jr., NEXTLINK Communications, Inc., 500-108th N.E., Suite 2200, Bellevue, WA 98004, with a copy to Benjamin G. Wolff, Davis Wright Tremaine LLP, 1300 S.W. Fifth Avenue, Suite 2300, Portland, Oregon 97201, or at such other address as the Investor may have furnished the Company in writing,

          (2) if to the Company, marked for the attention of Shant S. Hovanian, SPEEDUS.COM, INC., 140 58th Street, Suite 7E, Brooklyn, New York, 11220, , or at such other address as it may have furnished in writing to the Investor.

     (b) Any notice so addressed shall be deemed to be given: If delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

     11.2 Expenses and Taxes

     (a) Each party shall pay its own expenses incurred by it in connection with the negotiation, preparation, exemption and delivery of this Agreement.

     (b) The Company will pay, and save and hold the Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Shares.

     11.3 Reproduction of Documents

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Investor on the Closing Date (except for certificates evidencing the Shares themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Investor, may be reproduced by the Investor by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and either Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by an Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     11.4 Termination and Survival

     All warranties, representations, and covenants made by the Investor and the Company herein or in any certificate or other instrument delivered by the Investor or the Company under this Agreement shall be considered to have been relied upon by the Company or the Investor, as the case may be, and shall survive all deliveries to the Investor of the Shares, or payment to the Company for such Shares, regardless of any investigation made by the Company or an Investor, as the case may be, or on the Company's or an Investor's behalf. All statements in any such certificate or other instrument shall constitute warranties and representation by the Company hereunder.

     11.5 Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided that the Company may not assign its rights or delegate its obligations hereunder without the Investor's prior written consent, which will not be unreasonably withheld. Investor may assign its rights and obligations hereunder to any of its Subsidiaries.

     11.6 Entire Agreement; Amendment and Waiver

     This Agreement and the agreements attached as Exhibits hereto constitute the entire understandings of the parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the Investor.

     11.7 Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.



NEXTLINK Communications, Inc.                SPEEDUS.COM, INC.

By: /s/ Scott G. Macleod                     By: /s/ Shant S. Hovnanian
    ------------------------                     --------------------------
Title: Chief of Business Development         Title: Chief Executive Officer